Exhibit 10.3

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) is made and entered into effective as of August ___, 2020, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, the “Lender”).

RECITALS:

A.     Borrower and Lender are parties to a certain Loan and Security Agreement dated as of June 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.

B.     Borrower has requested that Lender (i) amend and modify certain terms and provisions of the Loan Agreement and (ii) consent to the Proposed Transaction (as defined below).

C.     Lender has agreed to grant such consent and to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein set forth and for other good and valuable consideration, the nature, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Recitals. Borrower and Lender agree that the Recitals set forth above are true and correct.

2.     Consent.

a.     Applicable Covenants. Pursuant to Section 9.26 of the Loan Agreement, Borrower and its Subsidiaries are prohibited from selling, leasing, licensing, consigning, transferring or otherwise disposing of any Property of an Obligor or a Subsidiary of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, subject to certain exceptions set forth in such Section.

b.     Proposed Transaction. Borrower has informed Lender that Borrower has (a) entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of June 24, 2020, by and between Borrower, as seller, and Essjay Investment Company, LLC, a North Dakota limited liability company (“Buyer”), as buyer, pursuant to which, among other things, Borrower has agreed to sell the real property commonly known as 4050 Norris Court N.W., Bemidji, MN 56601 (the “Bemidji Property”) and 1950 Excel Drive, Mankato, MN 56001 (the “Mankato Property”, and together with the Bemidji Property, the “Properties”) to Buyer, subject to the terms and conditions set forth in the Purchase Agreement, (b) immediately upon consummation of the transactions contemplated by the Purchase Agreement, agreed to lease the Bemidji Property from Buyer pursuant to that that certain Lease Agreement between Buyer, as landlord, and Borrower, as tenant (the “Bemidji Lease”), and (c) immediately upon consummation of the transactions contemplated by the Purchase Agreement, agreed to lease the Mankato Property from Buyer pursuant to that that certain Lease Agreement between Buyer, as landlord, and Borrower, as tenant (the “Mankato Lease”) (the transactions contemplated under the Purchase Agreement, the Bemidji Lease, and the Mankato Lease collectively referred to herein as, the “Proposed Transaction”).

c.     Consent. Borrower has requested that Lender consent to the Proposed Transaction and waive compliance with the above-described Section of the Loan Agreement to the extent (but only to the extent) necessary to permit the consummation of the Proposed Transaction without giving rise to an Event of Default, and, subject to the full satisfaction of all conditions precedent set forth in Section 4 below, Lender hereby so consents and grants such waiver. Except as expressly provided herein, all provisions of the Loan Agreement remain in full force and effect and the foregoing consent does not apply to any other or subsequent failure to comply with the Section identified above or any other provision of the Loan Agreement and shall not give rise to any course of dealing or course of performance with respect to any future requests.

3.     Amendment. Section 7.3.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.3.1     Lien on Real Estate. The Obligations shall also be secured by a Mortgage upon Real Estate owned by Borrower located in Merrifield, Minnesota, as more particularly described in the Mortgage encumbering the same. The Mortgage shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.

4.     Conditions Precedent. This Amendment shall become effective upon delivery to Lender of the following, each in form and substance acceptable to Lender:

a.     this Amendment, duly executed by Borrower and Lender;

b.      true, correct, and complete copies of the Purchase Agreement and the acquisition documents related thereto (including, without limitation, the settlement statement), the Bemidji Lease, and the Mankato Lease, duly executed by the parties thereto;

c.     Lender shall have received an amount equal to the Net Proceeds for the disposition of the Properties, in accordance with Section 5.3.2 of the Loan Agreement; and

d.     such other documents, instruments and agreements as Lender may reasonably require.

5.     Post-Closing Condition. Borrower shall deliver to Lender no later than October ___, 2020 (or such later date as approved by Lender in writing), unless otherwise waived in writing by Lender, landlord waivers for the Bemidji Property and the Mankato Property, duly executed by Purchaser and Borrower, each in form and substance acceptable to Lender.

6.     Representations; No Default. Borrower represents and warrants that: (a) Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute a Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which Borrower is a party or a signatory, or any provision of Borrower’s Articles of Incorporation or By-Laws or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to Borrower or any of its property except, if any, in favor of Lender, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment or other agreements and documents executed and delivered by Borrower in connection herewith or the performance of obligations of Borrower herein described, except for those which Borrower has obtained or provided and as to which Borrower has delivered certified copies of documents evidencing each such action to Lender, (d) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert a defense, offset or counterclaim to the obligations of Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against Lender, which might arise out of or be connected with any act of commission or omission of Lender existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by any promissory note executed by Borrower in favor of Lender, (f) the representations and warranties of Borrower contained in the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (g) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

7.     Affirmation, Further References. Lender and Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

8.     Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

9.     Successors. This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender and to the respective successors and assigns of Lender.

10.     Costs and Expenses. Borrower agrees to reimburse Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for Lender) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of Borrower under this Amendment, and to pay and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

11.     Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

12.     Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

13.     Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

14.     Release of Rights and Claims. Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Lender and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Lender prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which Borrower may have against Lender.

15.     No Waiver. Except as expressly provided in Section 2(c), nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, Lender’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

BORROWER:	NORTECH SYSTEMS INCORPORATED By:_ /s/ Constance Beck _______________ Name:_Constance Beck___ ____________ Title:__CFO_________________________
LENDER:	BANK OF AMERICA, N.A.

Fourth Amendment to Loan Agreement and Consent